UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    May 16, 2017

BENCHMARK ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-10560 (Commission File Number)	74-2211011 (I.R.S. Employer Identification No.)

3000 Technology Drive, Angleton, Texas  77515

(Address of principal executive offices)  (Zip code)

Registrant’s telephone number, including area code:  (979) 849-6550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                                                                                                           [  ]

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In April 2017, Benchmark Electronics, Inc. (the “Company”) announced plans to relocate its corporate headquarters from Angleton, Texas to the greater Phoenix, Arizona area and to consolidate its corporate staff in Arizona beginning in May 2017.

Jon King, Executive Vice President of Global Operations, will not be relocating to Arizona, but has entered into a new agreement (the “New Agreement”) with the Company pursuant to which he will remain employed in a part-time capacity.  This New Agreement will become effective upon the hiring of his successor and, except as noted below, will supersede and replace his current employment agreement with the Company dated December 1, 2005 (the “Old Agreement,” a copy of which is filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2015).  The New Agreement will remain in effect until Mr. King’s scheduled retirement in October 2020.  Mr. King will receive his current base salary for the remainder of 2017, as well as an annual bonus.  Commencing January 1, 2018, his annual base salary will be $144,000, and he will not be eligible to receive an annual bonus or any additional equity-based incentive compensation.  Mr. King’s outstanding equity awards will continue to vest in accordance with their terms so long as he continues his employment.  Mr. King’s employment transition is conditioned on his execution of a release of any claims against the Company.  Mr. King will remain subject to the non-competition, non-solicitation and confidentiality covenants set forth in the Old Agreement.

Greg Cominos, Executive Vice President of Sales & Marketing, also will not be relocating to Arizona.  The Company has terminated Mr. Cominos’s employment.  The termination was not for “Cause,” as that term is defined in his severance agreement with the Company, dated August 26, 2015 (a form of which is filed as Exhibit 10.15 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2015).  Mr. Cominos will receive the compensation contemplated in that agreement, which is also described in the Company’s proxy statement filed in connection with its 2017 annual meeting of shareholders.  The payment of such compensation is contingent on Mr. Cominos’s execution of a release of any claims against the Company and his compliance with the non-competition, non-solicitation and confidentiality covenants set forth in that agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENCHMARK ELECTRONICS, INC.

Dated: May 16, 2017	By: /s/ Donald F. Adam
Donald F. Adam
Chief Financial Officer